EXHIBIT 10.2

[EAST WEST BANK LETTERHEAD]

To:                             The Directors of

Evolving Systems, Inc. (incorporated in Delaware with registration number 02580274)

Evolving Systems Holdings Limited (company registration number 05272751)

Evolving Systems BLS Limited (company registration number 10723209)

Evolving Systems Limited (company registration number 02325854)

Lumata UK Limited (company registration number 03962393)

Date:  October 4, 2019

Dear Sirs/Madams

EVOLVING SYSTEMS HOLDINGS LIMITED AND OTHERS - AMENDMENT AND WAIVER LETTER

1.                                      Background

(a)                                 We refer to a facilities agreement dated 16 August 2017 and made between (1) Evolving Systems, Inc. as Parent, (2) Evolving Systems Holdings Limited as Company and Original Borrower, (3) the companies listed in schedule 1 to it as Original Borrowers, (4) the companies listed in schedule 1 to it as Original Guarantors, and (5) East West Bank as Lender (the “Facilities Agreement”).

(b)                                 This Letter is supplemental to and amends the Facilities Agreement.

(c)                                  The Obligors have requested that the Lender agree certain amendments to and waivers in respect of the Facilities Agreement.  The Lender has consented to the amendments to and waivers in respect of the Facilities Agreement contemplated by this Letter.

2.                                      Definitions and Interpretation

2.1                               Definitions

In this Letter terms defined in, or construed for the purposes of, the Facilities Agreement have the same meanings when used in this Letter (unless the same are otherwise defined in this Letter):

(a)                                 “Amended Facilities Agreement” means the Facilities Agreement as amended pursuant to paragraph 5.1 (Amendments) of this Letter;

(b)                                 “Documents” means this Letter and each other agreement referred to in paragraph 1 of schedule 1 (Conditions precedent); and

(c)                                  “Effective Date” means the date on which the Lender gives written notice to the Parent that it has received each of the documents and other evidence listed in schedule 1 (Conditions precedent) in a form and substance satisfactory to the Lender.

2.2                               Paragraphs

(a)                                 In this Letter, any reference to a “paragraph” or “schedule” is, unless the context otherwise requires, a reference to a paragraph or schedule of this Letter.

(b)                                 Paragraph and schedule headings are for ease of reference only.

2.3                               Continuing obligations

Subject to the provisions of this Letter:

(a)                                 the Facilities Agreement and all the other Finance Documents shall remain in full force and effect;

(b)                                 as from the Effective Date, the Facilities Agreement shall be read and construed as one document with this Letter; and

(c)                                  nothing in this Letter shall constitute or be construed as a waiver (save as specifically and expressly waived under paragraphs 3 (Formal waiver) and 4 (Grant of waiver) of this Letter) or release of any right or remedy of the Lender under the Finance Documents, nor otherwise prejudice any right or remedy of the Lender under the Facilities Agreement or any other Finance Document.

3.                                      Formal waiver

The Parent has informed the Lender that as at the  date of this Letter:

(a)         the Parent is in breach of clause 20.2 (Financial covenants) of the Facilities Agreement by:

i.                  exceeding the Maximum Leverage Ratio for the measuring periods ended 31 March 2019 and 30 June 2019, as set out in clause 20.2(b) (Financial condition); and

ii.               failing to maintain the minimum ratio of Fixed Charge Coverage for the measuring periods ended 31 December 2018, 31 March 2019 and 30 June 2019, as set out in clause 20.2(c) (Financial condition);

(b)         the Parent’s breach of the financial covenants has resulted in a breach of clause 22.5.2 (Cross default); and

(c)          the Company is in breach of clause 22.7 (Insolvency proceedings) of the Facilities Agreement by having a winding up petition presented against it on 4 February 2019 (case number CR-2019-000866) by Charles Russell Speechlys LLP,

(together the “Breaches”).

The Breaches represent breaches of the specified provisions of the Facilities Agreement and consequently certain Events of Default have occurred and are continuing.

The Parent has requested that the Lender waive the Events of Default which are continuing as a result of the Breaches.

4.                                      Grant of waiver

The Lender agrees to formally waive the Events of Default which are continuing as a result of the Breaches.

Any waiver granted in accordance with this Letter shall apply only to the matters specifically referred to in this Letter and is given in reliance upon any information supplied to the Lender by the Parent being true, complete and accurate. Such consent shall be without prejudice to any rights which the Lender may now or hereafter have in relation to any other circumstances or matters other than as specifically referred to in this Letter (and whether subsisting at the date hereof or otherwise) or in relation to any such information being other than true, complete and accurate, which rights shall remain in full force and effect.

Any waiver granted in accordance with this Letter does not constitute an amendment, deletion or addition to the provisions of the Facilities Agreement, and it shall not operate as a waiver in respect of any other right or remedy.

5.                                      Amendments and Further Assurance

5.1                               Amendments

With effect from the Effective Date, the Facilities Agreement shall be amended in accordance with schedule 2 (Amendments) to this Letter.

5.2                               Further assurance

Each Obligor shall (and the Parent shall procure that each Obligor shall), at the request of the Lender and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Letter.

6.                                      Lapse

(a)                                 If the Effective Date does not occur on or before the date which falls 30 days after the date of this Letter, this Letter shall, subject to paragraph 6(b), terminate and cease to be of any effect.

(b)                                 Paragraphs 2.3, 8 (Guarantee and Security Confirmations) and 10 (Fees, Costs and Expenses) shall continue in full force and effect notwithstanding the termination of this Letter pursuant to paragraph 6(a).

7.                                      Representations and Reliance

7.1                               Representations

(a)                                 Each Obligor represents and warrants that:

(i)                                    the board resolutions referred to in paragraph 1 of schedule 1 (Conditions precedent) were duly and properly passed after compliance with all appropriate formalities and remain in full force and effect;

(ii)                                it is authorised to execute this Letter and any other Documents to which it is a party; and

(iii)                            it is authorised to make the representations and warranties as provided in paragraph 5.1(a)(i) to 5.1(a)(ii).

(b)                                 Subject to paragraph 4 of this Letter, each Obligor makes the Repeating Representations (as defined in the Amended Facilities Agreement) and the representations set out in paragraph 5.1(a) on the date of this Letter (whether or not the Effective Date shall have occurred by such date) and on the Effective Date, by reference to the facts and circumstances existing at such dates.

7.2                               Reliance

Each Obligor acknowledges that the Lender has entered into this Letter in full reliance on the representations and warranties made by it in the terms stated in this paragraph 7.

8.                                      Guarantee and Security Confirmations

Each Obligor reaffirms that (i) the guarantee and indemnity contained in clause 17 (Guarantee and indemnity) of the Facilities Agreement and (ii) the Security constituted by the Transaction Security Documents shall:

(a)                                 continue in full force and effect and extend to, and in the case of the Security shall continue to secure, the obligations of the Obligors under the Facilities Agreement and the other Finance Documents, as amended from time to time including as varied, amended, supplemented or extended by this Letter, notwithstanding any term or provision of this Letter;

(b)                                 not be released, reduced or impaired by (i) the execution, delivery and performance of this Letter or any other document or agreement entered into pursuant to or contemplated by this Letter; or (ii) any other Obligor not being bound by this Letter for any reason or by any Transaction Security provided to the Lender by any Obligor being avoided or released or not being effective Security for the variation in the liabilities of the Obligors or any of them effected by this Letter or such Transaction Security being limited or restricted in any way; and

(c)                                  continue to secure the payment of liabilities and obligations of the Obligors under the Finance Documents and that the definition of “Finance Documents” in the Facilities Agreement extends to any amendment, supplementation, extension, novation, replacement, restatement and/or variation of any of them (however fundamental) and accordingly that such guarantee and indemnity, and any Transaction Security granted by it, is intended to apply to and secure any variation or increase in the liabilities or obligations of the Obligors at any time as a result (direct or indirect) of the execution, delivery or performance of this Letter or the Facilities Agreement as amended by this Letter.

9.                                      Subordination agreement confirmation

Each Obligor as Intra-Group Creditor and Obligor under and as defined in the Subordination Agreement reaffirms that its and their obligations under the Subordination Agreement remain valid, legal and binding notwithstanding the amendments to the Facilities Agreement effected by this Letter.

10.                               Fees, Costs and Expenses

The Parent shall within three Business Days of demand pay the Finance Parties the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of this Letter and any other documents referred to in this Letter.

11.                               Miscellaneous

11.1                        Counterparts

This Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Letter.

11.2                        Third party rights

(a)                                 Unless expressly provided to the contrary in a Finance Document, a person (other than a Finance Party) who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Letter.

(b)                                 The consent of any person who is not a party to this Letter is not required to rescind or vary this Letter at any time.

11.3                        Finance Document

The Lender and the Parent agree that this Letter is a Finance Document.

11.4                        Governing law

This Letter and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

Please confirm your agreement to the above by signing and returning the enclosed copy of this Letter.

Yours faithfully

/s/ CHRIS HETTERLY
For and on behalf of
EAST WEST BANK as Lender

SCHEDULE 1: CONDITIONS PRECEDENT

1.                                      OBLIGORS

A copy of a resolution of the board of directors of each Obligor:

(a)                                 approving the terms of, and the transactions contemplated by, this Letter and resolving that it execute this Letter;

(b)                                 authorising a specified person or persons to execute this Letter on its behalf; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Letter.

2.                                      FINANCE DOCUMENTS

This Letter duly executed by the Parent and each of the other Obligors.

3.                                      OTHER DOCUMENTS AND EVIDENCE

(a)                                 Evidence that the fees, costs and expenses referred to in paragraph 10 (Fees, Costs and Expenses) have been paid.

(b)                                 A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by this Letter or for the validity and enforceability of this Letter.

(c)                                  Evidence that the sum of $666,666.66 has been paid to the Lender in repayment of principal due under the Facilities Agreement.

SCHEDULE 2: AMENDMENTS

1.                                      AMENDMENTS

The Facilities Agreement will be amended as follows:

(a)                                 clause 19.2 shall be deleted and replaced with the following:

The Company and the Parent shall supply to the Lender:

(a)         as soon as they are available, but in any event within 180 days after the end of each of its Financial Years, its audited consolidated and consolidating financial statements for the Financial Year; and

(b)         as soon as they are available, but in any event within 270 days after the end of each of its Financial Years, its audited financial statements (consolidated if appropriate) of each Obligor for that Financial Year;

in each case, audited by the Company’s Auditors; and

(c)          as soon as they are available, but in any event within 30 days after the end of each Month, the Parent’s financial statements on a consolidated and consolidating basis for that Month (to include cumulative management accounts for the Financial Year to date) in form and substance satisfactory to the Lender.

(b)                                 clause 20.2(a) shall be deleted and replaced with the following:

Minimum Cash: the Company shall, together with the Parent, maintain at all times, tested as of the last day of each month, unrestricted consolidated cash in demand deposit and/or money market accounts, in an amount greater than the aggregate amount outstanding by the Obligors, the Parent, or any of their respective Subsidiaries, without duplication,  to the Lender at any time.

(c)                                  clause 20.2(b) shall be deleted and replaced with the following:

Minimum EBITDA: EBITDA, measured on a trailing three (3) month basis, tested as of the last day of each Month, shall be at least the following amounts for the respective measuring periods set forth below:

Measuring period ending	Minimum EBITDA
31 July 2019	$0
31 August 2019	$0
30 September 2019	$0
31 October 2019	$0
30 November 2019	$150,000
31 December 2019	$350,000
31 January 2020	$350,000
29 February 2020	$400,000
31 March 2020	$500,000
30 April 2020	$500,000
31 May 2020	$550,000
30 June 2020	$600,000
30 June 2020, and at all times thereafter	$600,000

(d)                                 clause 20.2(c) shall be deleted; and

(e)                                  clause 20.3.2 shall be deleted.

[ON COPY]

To:                             EAST WEST BANK as Lender

We acknowledge, agree and accept the above terms:

THE OBLIGORS

/s/ MARK P. SZYNKOWSKI
For and on behalf of
EVOLVING SYSTEMS, INC.
By:	Mark P. Szynkowski
Sr. Vice President, Finance

/s/ MARK P. SZYNKOWSKI
For and on behalf of
EVOLVING SYSTEMS HOLDINGS LIMITED
By:	Mark P. Szynkowski
Secretary

/s/ MARK P. SZYNKOWSKI
For and on behalf of
EVOLVING SYSTEMS LIMITED
By:	Mark P. Szynkowski
Secretary

/s/ MARK P. SZYNKOWSKI
For and on behalf of
EVOLVING SYSTEMS BLS LIMITED
By:	Mark P. Szynkowski
Managing Director

/s/ MARK P. SZYNKOWSKI
For and on behalf of
LUMATA UK LIMITED
By:	Mark P. Szynkowski
Secretary